July 1, 1996

The Binswanger Companies
Two Logan Square, 4th Floor
18th and Arch Streets
Philadelphia, PA  19102-2759

Ladies and Gentlemen:

    This letter is to confirm the following understandings regarding the Exclusive Right to Sell Agreement dated April 4, 1995 (the "Agreement"), pursuant to which you were acting as our exclusive agent in connection with the sale of the Property. Capitalized terms used herein without definition have the meanings respectively assigned thereto in the Agreement.

1. Notwithstanding any provision contained in the Agreement, the Company will not be obligated to pay to the Binswanger Companies ("Binswanger") any commission, fee or any other compensation, including but not limited to the Commission Fee, lease commission or cancellation fee, pursuant to the Agreement or otherwise, if the Company sells, leases, conveys, or in any other way transfers the Property to the Flatiron Park Company or an affiliate thereof at any time (an "FIP Transfer").

2. If the Company completes an FIP Transfer, the Agreement and all rights and obligations set forth therein shall be immediately terminated upon the closing of such transfer.

3. The Agreement is hereby reinstated as of the date hereof through January 15, 1997 on the terms and conditions contained in the Agreement, subject to the modifications set forth in this letter.

                                          Very truly yours,
                                          SOMATOGEN, INC.

                                          By: Timothy D. Hoogheem
                                          Date:    07-01-96
BINSWANGER OF COLORADO, INC.
By:   Susan Sygenda, Corporate Council